                                           Contact:
                                           --------
                              Wendy L. Raway     John R. Danielson
                              Media Relations    Investor Relations
                              (612) 973-2429     (612) 973-2261


                        FIRST BANK SYSTEM REPORTS RECORD
                        --------------------------------
                   FOURTH QUARTER AND FULL YEAR 1995 EARNINGS
                   ------------------------------------------

------------------------------------------------------------------------------------------------------
                                                     4Q      4Q     PERCENT                   PERCENT
 EARNINGS SUMMARY                                   1995    1994     CHANGE    1995    1994    CHANGE
------------------------------------------------------------------------------------------------------
 From continuing operations
     before merger-related items:
   Operating earnings (in millions)               $ 150.7  $122.6     22.9    $568.1   $470.4    20.8
   Earnings per common share (primary)               1.14    0.90     26.7      4.19     3.36    24.7
   Earnings per common share (fully diluted)         1.12    0.90     24.4      4.11     3.32    23.8

 Net income (in millions)                           150.7   (35.3)    nm       568.1    305.0    86.3
 Earnings per common share (primary)                 1.14   (0.28)    nm        4.19     2.15    94.9
 Earnings per common share (fully diluted)           1.12   (0.28)    nm        4.11     2.14    92.1

 Dividends paid per common share                   0.3625    0.29     25.0      1.45     1.16    25.0
 Book value per common share (period-end)           20.59   18.63     10.5

 Return on average common equity* (%)                22.4    18.0               21.3     17.6
 Return on average assets* (%)                       1.80    1.43               1.73     1.40

 Net interest margin (%)                             4.83    4.79               4.91     4.74
 Efficiency ratio* (%)                               51.2    57.3               53.9     58.1

 * from continuing operations and before merger-related items
------------------------------------------------------------------------------------------------------

MINNEAPOLIS, January 9, 1996 -- First Bank System, Inc. (NYSE: FBS) today reported record net income of $150.7 million, or $1.12 per fully diluted share, for the fourth quarter of 1995, compared with operating income of $122.6 million, or $0.90 per share, in the fourth quarter of 1994. The reported net loss for the fourth quarter of 1994 (including discontinued operations and merger-related items) was $35.3 million, or $0.28 per share. Return on average assets and return on average common equity were 1.80 percent and 22.4 percent, respectively, in

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 2


the fourth quarter of 1995, compared with returns of 1.43 percent and 18.0 percent in the fourth quarter of 1994, from continuing operations before merger-related items.

   The strong results for the fourth quarter reflected growth in noninterest income, lower operating expenses, and effective capital management. Noninterest income for the quarter increased $24.7 million, or 14.3 percent, from the fourth quarter of 1994, excluding merger-related items. Total noninterest expense in the fourth quarter of 1995 decreased $24.5 million, or 7.9 percent, from the same period in 1994, excluding merger-related charges. The efficiency ratio, or ratio of expenses to revenues, continued to improve, to 51.2 percent in the fourth quarter of 1995 from 57.3 percent in the fourth quarter of 1994, excluding merger-related charges.

   A decrease of 3.5 million average common shares outstanding also contributed to the improvement in earnings per share in the current quarter, compared with the fourth quarter of 1994, reflecting stock buybacks primarily connected with the Company's planned acquisition of FirsTier.

   Fourth quarter net interest income on a taxable-equivalent basis was lower by $6.5 million, or 1.8 percent, than in the fourth quarter of 1994. The decrease in net interest income was primarily attributable to lower total earning assets (as loan growth was more than offset by sales and maturities of securities) and higher funding costs, including the cost of funding the buyback of common stock, purchased primarily in connection with the planned acquisition of FirsTier. Net interest income in the fourth quarter was $3.2 million higher than in the third quarter (representing an annualized increase of 3.5 percent), reflecting annualized loan growth (excluding residential mortgage loan balances) of 12.9 percent and a stable net interest margin. The provision for credit losses for the quarter was up by $3.5 million, or 12.7 percent, from the provision in fourth quarter 1994, before merger-related charges, while reserve coverage as a percentage of nonperforming assets strengthened from 204 percent at the end of 1994 to 308 percent at the end of 1995.

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 3


   Net income in 1995 was $568.1 million, or $4.11 per fully diluted share, compared with $470.4 million, or $3.32 per fully diluted share, from continuing operations before merger-related items in 1994. On the same basis, return on average assets and return on average common equity for 1995 were 1.73 percent and 21.3 percent, respectively, compared with 1.40 percent and 17.6 percent, respectively, for 1994. The improvement in annual earnings reflects increased net interest income and noninterest income and lower noninterest expense. Reported net income for 1994, including discontinued operations and merger-related items, was $305.0 million, or $2.14 per fully diluted share.

   Nonperforming assets dropped to $153.7 million at December 31, 1995, a decrease of $13.2 million, or 7.9 percent, from September 30, 1995, and $78.6 million, or 33.8 percent, from December 31, 1994. The provision for credit losses of $31.0 million exceeded net charge-offs of $29.0 million in the fourth quarter. The ratio of net charge-offs to average loans improved to 0.44 percent in the fourth quarter of 1995, compared with 0.77 percent in the fourth quarter of 1994 and 0.47 in the third quarter of 1995. The ratio of the allowance for credit losses to nonperforming loans continued to indicate very strong reserve coverage at 401 percent, compared with 400 percent at the end of last quarter and 283 percent at December 31, 1994.

   First Bank System's Chairman, President and Chief Executive Officer, John F. Grundhofer, said, "This has been another great quarter and year for us. We are pleased to report continued record operating results and momentum in earnings per share for the fourth quarter and for the year, reflecting growth in revenues, as well as ongoing cost control and effective capital management. We have just announced plans to begin marketing a cobranded Visa card with Target Stores. This partnership will foster additional growth in our payment systems business and is another step in our successful program to build the First Bank System franchise." He added, "And, of course, we are particularly excited about our upcoming merger with First Interstate Bancorp, which we believe provides significant value for the shareholders of both

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 4


companies. We are confident that these shareholders will recognize the superior value offered by the First Bank/First Interstate combination and that the transaction will be approved and completed in the first quarter of 1996."

   On November 6, 1995, First Bank System and First Interstate Bancorp announced that they had entered into a definitive agreement whereby First Bank System will exchange 2.6 shares of its common stock for each share of First Interstate. The new institution, which will use the First Interstate name, will have approximately $90 billion in assets, $7 billion in shareholders' equity, and the largest service territory west of the Mississippi among regional banks, consisting of 7.6 million households, 1,514 branch locations and 4,692 ATMs in 21 states. The transaction is subject to shareholder and regulatory approvals.

   On January 3, 1996, First Bank System and Target Stores announced that they will offer a cobranded Visa credit card beginning in January 1996. This will be the first cobranded card offered by a major discount retailer. Target serves over one million shoppers a day through 673 stores in 33 states.

   On December 21, 1995, First Bank System announced that it had received approval from the Federal Reserve Board to complete its previously announced acquisition of FirsTier Financial, Inc., with $3.6 billion in assets, $2.8 billion in deposits, and 63 offices in Nebraska and Iowa. The transaction, subject to approval by the shareholders of FirsTier, is expected to close in February 1996.

   On December 8, 1995, the Company completed the sale of its Edina Realty operations to a local investor group. The financial results of Edina Realty have been accounted for as discontinued operations.

   On November 1, 1995, First Bank System announced that it had completed its previously announced acquisitions of First Bank of Omaha and Southwest Bank, also of Omaha.

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 5


   On August 22, 1995, the Company announced that it had agreed to acquire the corporate trust business of BankAmerica Corporation. With this acquisition, First Bank System becomes the nation's largest provider of domestic corporate trust services as measured by revenues. Most of this transaction closed in the fourth quarter of 1995 and the transaction will be substantially completed in the first quarter of 1996.

   On September 7, 1995, First Bank System announced that it will seek a buyer for most of its mortgage banking company and that it will instead deliver mortgage loan products through its bank branches and telemarketing.

-----------------------------------------------------------------------------------------------------------
 INCOME STATEMENT HIGHLIGHTS
-----------------------------------------------------------------------------------------------------------
 (Taxable-equivalent basis, $ in millions,
      except for earnings per share)               4Q       4Q       PERCENT                       PERCENT
                                                  1995     1994      CHANGE     1995       1994     CHANGE
                                                -----------------------------------------------------------
 Net interest income                             $363.7   $ 370.2     (1.8)   $1,454.0   $1,434.5      1.4
 Provision for credit losses                       31.0      27.5     12.7       115.0      107.1      7.4
 Noninterest income                               197.3     172.6     14.3       783.1      670.1     16.9
 Noninterest expense                              287.3     311.8     (7.9)    1,205.9    1,224.1     (1.5)
                                                -------------------          ----------------------
 Income from continuing operations
   before taxes and merger-related items          242.7     203.5     19.3       916.2      773.4     18.5
 Taxable-equivalent adjustment                      3.4       3.6     (5.6)       13.8       15.1     (8.6)
 Income taxes                                      88.6      77.3     14.6       334.3      287.9     16.1
                                                -------------------          ----------------------
 Income from continuing operations
   before merger-related items                    150.7     122.6     22.9       568.1      470.4     20.8
 Discontinued operations*                            --      (1.9)     nm           --       (8.5)     nm
 Merger-related items (after-tax)                    --    (156.0)     nm           --     (156.9)     nm
                                                -------------------          ----------------------
 Net income                                      $150.7    ($35.3)     nm     $  568.1   $  305.0     86.3
                                                ===================          ======================

 Earnings per share (fully diluted)              $ 1.12    ($0.28)     nm     $   4.11   $   2.14     92.1
                                                ===================          ======================
 * Edina Realty
-----------------------------------------------------------------------------------------------------------

Net Interest Income
-------------------

   Fourth quarter net interest income on a taxable-equivalent basis was $363.7 million, which was lower by $6.5 million, or 1.8 percent, than in the fourth quarter of 1994, but $3.2 million, or 3.5 percent (on an annualized basis), higher than in the third quarter of 1995. The improvement from the third quarter was primarily attributable to an increase in average loan balances, which were up by $486

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 6


million, or 7.6 percent on an annualized basis, from the third quarter of 1995. Excluding residential mortgage loan balances, average loans for the fourth quarter increased by $659 million, or 12.9 percent on an annualized basis, from the third quarter. The average yield on earning assets was lower in the fourth quarter than in the third quarter, reflecting the latest reduction in market interest rates. The average cost of interest-bearing liabilities in the fourth quarter was essentially unchanged from that of the third quarter, however, as a result of a shift in balances from deposits to borrowings. The net interest margin in the fourth quarter of 1995 was essentially unchanged from that of the third quarter.

   The decline in net interest income in the fourth quarter of 1995, compared with the same period of last year, was primarily attributable to a decrease in the average balance of securities and an increase in funding costs, including the cost of funding the repurchase of common stock. Partially offsetting the impact of lower securities balances were the effects of increased average loan balances and average loan yields. The yield on loans in the fourth quarter of 1995 averaged 8.88 percent, or 34 basis points higher than the yield of 8.54 percent in the fourth quarter of last year, reflecting increased market interest rates in 1995. Average loans for the fourth quarter totaled $26.0 billion, or
7.0 percent higher than the total of $24.3 billion in the fourth quarter of last year, as a result of growth in both nonmortgage consumer and commercial loans, partially offset by a decrease in the balance of residential mortgage loans. Excluding residential mortgage loan balances, average loans for the fourth quarter increased by $2.0 billion, or 10.7 percent, over the same quarter in 1994, as demand for small business and middle market loans, credit cards, and home equity loans remained strong.

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 7

-----------------------------------------------------------------------
 AVERAGE LOANS
-----------------------------------------------------------------------
 ($ IN MILLIONS)
                                             4Q        3Q       4Q
                                            1995      1995     1994
                                          ----------------------------
 Commercial                                $ 8,291   $ 8,091  $ 7,209
 Financial institutions                        915       814      832
 Commercial real estate                      2,985     2,746    2,791
                                          ----------------------------
   Total commercial                         12,191    11,651   10,832

 Residential mortgage                        5,026     5,199    5,352
 Home equity and second mortgage             2,764     2,679    2,433
 Credit card                                 2,428     2,347    2,264
 Other                                       3,613     3,660    3,439
                                          ----------------------------
   Total consumer                           13,831    13,885   13,488

 Total loans                               $26,022   $25,536  $24,320
                                          ============================
 Total, excluding residential mortgage     $20,996   $20,337  $18,968

                                          ============================
-----------------------------------------------------------------------

   The increase in funding costs in the fourth quarter of 1995, compared with the same period of last year, resulted from generally higher rates paid on interest-bearing liabilities, as well as a shift in the mix of average balances from lower cost deposits to higher cost borrowings. The average rate paid on interest-bearing liabilities in the fourth quarter of 1995 was 4.75 percent, or 62 basis points higher than for same period in 1994. Average interest-bearing deposits in the fourth quarter decreased $1.9 billion (10.3 percent) from the fourth quarter of 1994. This decrease in average deposit balances reflects the divestiture in 1995 of $848 million of deposits, as well as the national trend over the past year of consumers moving funds into alternative investment vehicles.

   The net interest margin of 4.83 percent in the fourth quarter of 1995 was slightly higher than the margin of 4.79 percent in the fourth quarter of 1994. The effect of the shift in the mix of earning assets, from lower margin securities and residential mortgage loan balances to higher yielding consumer and commercial loans, effectively offset the impact of the shift in interest-bearing liabilities from deposits to higher rate borrowings.

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 8


   For the year, net interest income on a taxable-equivalent basis was $1.45 billion, an increase of $19.5 million, or 1.4 percent, from 1994. The improvement in net interest income resulted from a 103 basis-point increase in the average yield on earning assets, reflecting increases in market interest rates during 1994 and the first quarter of 1995, as well as a shift in the mix of earning assets from securities and residential mortgage-related balances to other commercial and consumer loan balances. Offsetting most of the effect of the higher yield on assets was a similar increase, of 102 basis points, in funding costs. Rates on deposits and borrowings were generally higher in 1995 than in 1994, and borrowings comprised a greater portion of interest-bearing liabilities during 1995 than in 1994.

----------------------------------------------------------------------------------------------------
 NONINTEREST INCOME
----------------------------------------------------------------------------------------------------
 ($ in millions)
                                               4Q       4Q      PERCENT                     PERCENT
                                              1995     1994      CHANGE    1995     1994     CHANGE
                                            --------------------------------------------------------
 Credit card fees                            $ 61.7   $  50.3     22.7    $232.7   $ 179.0    30.0
 Trust fees                                    47.8      41.7     14.6     175.3     159.2    10.1
 Service charges on deposit accounts           30.4      30.7     (1.0)    123.7     127.3    (2.8)
 Securities losses                               --      (1.0)     nm         --      (3.8)    nm
 Investment products                            7.6       6.4     18.8      27.6      29.6    (6.8)
 Other                                         49.8      44.5     11.9     192.8     178.8     7.8
                                            -------------------           ------------------
   Subtotal                                   197.3     172.6     14.3     752.1     670.1    12.2
 Gain on sale of branches                        --        --      nm       31.0        --     nm
 Merger-related securities losses                --    (111.2)     nm         --    (111.2)    nm
                                            -------------------           ------------------

 Total noninterest income                    $197.3   $  61.4    221.3    $783.1   $ 558.9    40.1
                                            ===================           ==================
----------------------------------------------------------------------------------------------------

Noninterest Income
------------------

   Fourth quarter noninterest income was $197.3 million, or $24.7 million (14.3 percent) higher than in the same quarter of 1994, excluding merger-related items. The improvement resulted primarily from growth in credit card and trust fees. Credit card fees increased $11.4 million, or 22.7 percent, from the fourth quarter of 1994, as a result of higher sales volumes for

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 9


Purchasing Card, Corporate Card, the Northwest Airlines WorldPerks credit card and merchant processing. Trust fees were up over the fourth quarter of 1994 by $6.1 million, or 14.6 percent, reflecting growth in corporate and personal trust fees. Investment product fees in the fourth quarter were higher by $1.2 million, or 18.8 percent, than in the same period of last year, reflecting an increase in sales of mutual funds.

   For the year, noninterest income was $783.1 million, or $113.0 million (16.9 percent) higher in 1995 than in 1994, excluding merger-related items. Excluding a $31.0 million gain on the sale of branches in 1995, noninterest income increased $82.0 million, or 12.2 percent, over 1994 (before merger-related items). Credit card fees were up $53.7 million, or 30.0 percent, and trust fees were up $16.1 million, or 10.1 percent, over last year.


 NONINTEREST EXPENSE
------------------------------------------------------------------------------------------------------
 ($ in millions)
------------------------------------------------------------------------------------------------------
                                                  4Q       4Q    PERCENT                      PERCENT
                                                 1995     1994    CHANGE    1995      1994     CHANGE
                                               -------------------------------------------------------
 Salaries                                       $111.1   $116.5    (4.6)  $  441.0  $  450.7    (2.2)
 Employee benefits                                20.4     24.4   (16.4)      96.4     105.7    (8.8)
 Net occupancy                                    24.3     25.0    (2.8)      98.6     103.8    (5.0)
 Furniture and equipment                          22.4     22.6    (0.9)      94.2      88.3     6.7
 Amortization of goodwill and intangibles         14.9     13.8     8.0       57.1      50.4    13.3
 FDIC insurance                                    5.6     14.4   (61.1)      35.8      58.4   (38.7)
 Advertising                                       8.1      8.5    (4.7)      32.0      35.5    (9.9)
 Other personnel costs                            12.5      8.6    45.3       40.9      35.7    14.6
 Professional services                            11.3     11.9    (5.0)      36.9      38.5    (4.2)
 Data processing                                   4.9      5.6   (12.5)      17.8      20.3   (12.3)
 Other                                            51.8     60.5   (14.4)     224.2     236.8    (5.3)
                                               -----------------         ---------------------
   Subtotal                                      287.3    311.8    (7.9)   1,174.9   1,224.1    (4.0)
 Nonrecurring charges                               --       --     nm        31.0        --     nm
 Merger-related charges                             --    123.9     nm          --     125.3     nm
                                               -----------------         ---------------------

 Total noninterest expense                      $287.3   $435.7   (34.1)  $1,205.9  $1,349.4   (10.6)
                                               =================         =====================
------------------------------------------------------------------------------------------------------

Noninterest Expense
-------------------

   Fourth quarter noninterest expense totaled $287.3 million, a decrease of $24.5 million, or 7.9 percent, from the fourth quarter of 1994, excluding merger-related charges. The overall

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 10


reduction from last year reflects ongoing expense control and efficiencies realized through the integration of acquisitions. Salaries and employee benefits expense for the fourth quarter decreased by $9.4 million, or 6.7 percent, compared with expenses in the fourth quarter of 1994. FDIC insurance expense was $8.8 million, or 61.1 percent, lower this quarter than in the same period of last year because the FDIC lowered the premium rate in the third quarter of 1995, from 23 basis points to four basis points on deposits. Compared with the same periods of 1994, amortization of goodwill and intangibles expense for the fourth quarter and full year increased by $1.1 million, or 8.0 percent, and $6.7 million, or 13.3 percent, respectively, as a result of higher intangible balances relating to recent acquisitions, including the BankAmerica corporate trust business and the two Omaha banks. Most of the increase in other personnel expense for both periods in 1995 resulted from contract programming costs associated with several technology projects which are currently in progress.

   For the year, noninterest expense was $1.21 billion in 1995, or $18.2 million (1.5 percent) lower than in 1994, before merger-related charges. Included in other noninterest expense in 1995, were nonrecurring charges of $31.0 million, relating to a change in Company's policy for expensing software costs and the write-off of miscellaneous other assets. Excluding these nonrecurring charges, noninterest expense for 1995 decreased by $49.2 million, or 4.0 percent, from last year (before merger-related charges). Salaries and benefits expense for the year were $19.0 million, or 3.4 percent, lower than in 1994. FDIC insurance expense in 1995 was lower by $22.6 million, or 38.7 percent, than in 1994 as a result of the decrease this year in the premium rate charged by the FDIC. The increase in furniture and equipment expense in 1995 was primarily related to automated teller machines deployed in Circle K convenience stores late in 1994 and lobby automation and other equipment associated with acquisitions.

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 11

--------------------------------------------------------------------------------
 ALLOWANCE FOR CREDIT LOSSES
--------------------------------------------------------------------------------
 ($ in millions)
                                                4Q       4Q
                                               1995     1994    1995     1994
                                             ----------------------------------
 Balance, beginning of period                 $468.5   $477.7  $474.7   $466.1

 Net charge-offs (recoveries)
   Commercial                                   (6.7)    15.5   (13.6)    31.0
   Consumer                                     35.7     31.6   134.6    109.3
                                             ----------------------------------
   Total                                        29.0     47.1   121.0    140.3

 Provision for credit losses                    31.0     44.0   115.0    123.6
 Net additions related to acquisitions           3.0      0.1     4.8     25.3
                                             ----------------------------------

 Balance, end of period                       $473.5   $474.7  $473.5   $474.7
                                             ==================================

 Net charge-offs to average loans (%)           0.44     0.77    0.48     0.59
 Allowance for credit losses to
   period-end loans (%)                         1.79     1.93
--------------------------------------------------------------------------------

Credit Quality
--------------

   Credit quality continued to show strength in the fourth quarter of 1995. Total net charge-offs for the current quarter were lower by $18.1 million, or
38.4 percent, than for the fourth quarter of 1994. Commercial loan net recoveries for the quarter were $6.7 million, compared with net charge-offs of $15.5 million in the fourth quarter of 1994. Consumer loan net charge-offs increased $4.1 million, or 13.0 percent, from the fourth quarter of 1994, reflecting higher loan balances and credit card sales volumes. The provision for credit losses was $31.0 million this quarter, higher by $3.5 million, or
12.7 percent, than in the fourth quarter of 1994, before merger-related charges.

   The allowance for credit losses was $473.5 million at December 31, 1995, compared with $474.7 million at December 31, 1994 and $468.5 million at September 30, 1995. The ratio of allowance for credit losses to nonperforming loans was 401 percent, compared with 400 percent at the end of the third quarter of 1995 and 283 percent at the end of the fourth quarter of 1994.

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 12

---------------------------------------------------------------------------------------
 ASSET QUALITY
---------------------------------------------------------------------------------------
 ($ in millions)
                                                DEC 31  SEP 30  JUN 30  MAR 31  DEC 31
                                                 1995    1995    1995    1995    1994
                                               ----------------------------------------
 Nonperforming loans
   Commercial                                   $ 25.1  $ 22.6  $ 18.8  $ 21.7  $ 36.5
   Financial institutions                           --      --      --      --      --
   Commercial real estate                         43.8    47.3    56.2    71.6    72.6
   Consumer                                       49.3    47.2    45.5    54.8    58.8
                                               -----------------------------------------
   Total                                         118.2   117.1   120.5   148.1   167.9

 Other real estate                                33.2    46.6    50.5    63.7    64.0
 Other nonperforming assets                        2.3     3.2     3.7     3.9     0.4
                                               -----------------------------------------

 Total nonperforming assets*                    $153.7  $166.9  $174.7  $215.7  $232.3
                                               =========================================

 Accruing loans 90 days past due                $ 38.8  $ 40.7  $ 34.1  $ 32.3  $ 23.4
                                               =========================================

 Allowance to nonperforming loans (%)              401     400     388     318     283
 Allowance to nonperforming assets (%)             308     281     268     218     204
 Nonperforming assets to loans
   plus ORE (%)                                   0.58    0.64    0.68    0.85    0.94

 * does not include accruing loans 90 days past due
---------------------------------------------------------------------------------------

   Nonperforming assets at December 31, 1995 totaled $153.7 million, down by $13.2 million, or 7.9 percent, from the balance at September 30, 1995, and by $78.6 million, or 33.8 percent, from the balance at December 31, 1994. The ratio of nonperforming assets to loans and other real estate was 0.58 percent at December 31, 1995, compared with 0.64 percent at September 30, 1995 and 0.94 percent at December 31, 1994.

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 13



--------------------------------------------------------------------------------
CAPITAL POSITION
--------------------------------------------------------------------------------
(PERCENT)
                                      DEC 31     SEP 30   JUN 30  MAR 31  DEC 31
                                       1995       1995     1995    1995    1994
                                      ------------------------------------------

Common equity to assets                7.7        8.0      8.1     8.1     7.3
Tangible common equity to assets*      6.5        6.8      6.9     6.9     6.2
Total shareholders' equity to assets   8.0        8.3      8.4     8.4     7.7

* calculated by deducting goodwill from common equity and assets
--------------------------------------------------------------------------------

Capital
-------

   At December 31, 1995, the common-equity-to-assets ratio was 7.7 percent, compared with the ratio of 7.3 percent at December 31, 1994, and the regional bank peer group average of 7.4 percent at September 30, 1995. Total shareholders' equity-to-assets at December 31, 1995 was 8.0 percent, compared with 7.7 percent at December 31, 1994, and a peer group average of 7.9 percent at September 30, 1995.

--------------------------------------------------------------------------------
COMMON SHARES
--------------------------------------------------------------------------------
(MILLIONS)
                                                4Q     3Q     2Q     1Q    YEAR
                                               1995   1995   1995   1995   1995
                                              ---------------------------------
Beginning shares outstanding                  129.4  133.4  135.4  133.8  133.8
Shares issued for:
  Acquisitions                                  1.2     --     --    1.6    2.8
  Stock option and stock purchase plans
   and other corporate purposes                 0.7    0.3    0.7    1.0    2.7
                                              ---------------------------------
                                                1.9    0.3    0.7    2.6    5.5
Shares repurchased                             (4.0)  (4.3)  (2.7)  (1.0) (12.0)
                                              ---------------------------------
Ending shares outstanding                     127.3  129.4  133.4  135.4  127.3
                                              =================================
--------------------------------------------------------------------------------

   In the fourth quarter, First Bank System purchased 4.0 million shares of its common stock primarily in connection with the planned acquisition of FirsTier. These programs allow for the Company to repurchase up to a total of 24.3 million shares by the end of 1996. During 1995, First Bank System purchased 12.0 million shares related to the share repurchase programs and for purchase business combinations.

First Bank System Reports Fourth Quarter 1995 Results
January 9, 1996
Page 14


   First Bank System is a regional bank holding company headquartered in Minneapolis. The Company provides complete financial services to individuals and institutions through 9 banks, a savings association and other financial companies with approximately 350 offices, located primarily in the 11 states of Minnesota, Colorado, North Dakota, South Dakota, Montana, Illinois, Wisconsin, Iowa, Kansas, Nebraska and Wyoming.

                                      ###

First Bank System, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
                                                                   Three Months Ended              Year Ended
                                                               -------------------------------------------------------
                                                                December 31   December 31   December 31   December 31
(In Millions, Except Per-Share Data)                                   1995          1994          1995          1994
----------------------------------------------------------------------------------------------------------------------
INTEREST INCOME                                                          (Unaudited)
Loans                                                                $580.4        $521.4      $2,273.4      $1,914.7
Securities:
   Taxable                                                             50.8          85.9         226.0         327.9
   Exempt from federal income taxes                                     2.8           2.9          11.2          12.0
Other interest income                                                   8.2           9.7          34.6          33.5
                                                               -------------------------------------------------------
          Total interest income                                       642.2         619.9       2,545.2       2,288.1

INTEREST EXPENSE
Deposits                                                              168.5         164.2         706.7         597.3
Federal funds purchased and repurchase agreements                      30.5          36.6         118.1         103.1
Other short-term funds borrowed                                        33.4           8.9          90.2          20.4
Long-term debt                                                         49.5          43.6         190.0         147.9
                                                               -------------------------------------------------------
          Total interest expense                                      281.9         253.3       1,105.0         868.7
                                                               -------------------------------------------------------
Net interest income                                                   360.3         366.6       1,440.2       1,419.4
Provision for credit losses                                            31.0          44.0         115.0         123.6
                                                               -------------------------------------------------------
Net interest income after provision for credit losses                 329.3         322.6       1,325.2       1,295.8

NONINTEREST INCOME
Credit card fees                                                       61.7          50.3         232.7         179.0
Trust fees                                                             47.8          41.7         175.3         159.2
Service charges on deposit accounts                                    30.4          30.7         123.7         127.3
Insurance commissions                                                   5.9           7.8          26.7          29.2
Securities losses                                                        --        (112.2)           --        (115.0)
Gain on sale of branches                                                 --            --          31.0            --
Other                                                                  51.5          43.1         193.7         179.2
                                                               -------------------------------------------------------
          Total noninterest income                                    197.3          61.4         783.1         558.9

NONINTEREST EXPENSE
Salaries                                                              111.1         116.5         441.0         450.7
Employee benefits                                                      20.4          24.4          96.4         105.7
Net occupancy                                                          24.3          25.0          98.6         103.8
Furniture and equipment                                                22.4          22.6          94.2          88.3
Amortization of goodwill and other intangible assets                   14.9          13.8          57.1          50.4
FDIC insurance                                                          5.6          14.4          35.8          58.4
Advertising                                                             8.1           8.5          32.0          35.5
Other personnel costs                                                  12.5           8.6          40.9          35.7
Professional services                                                  11.3          11.9          36.9          38.5
Data processing                                                         4.9           5.6          17.8          20.3
Merger and integration                                                   --          64.8            --          66.2
Merger-related severance                                                 --          56.5            --          56.5
Other                                                                  51.8          63.1         255.2         239.4
                                                               -------------------------------------------------------
          Total noninterest expense                                   287.3         435.7       1,205.9       1,349.4
                                                               -------------------------------------------------------
Income (loss) from continuing operations before income taxes          239.3         (51.7)        902.4         505.3
Applicable income taxes (credit)                                       88.6         (18.3)        334.3         191.8
                                                               -------------------------------------------------------
Income (loss) from continuing operations                              150.7         (33.4)        568.1         313.5
Loss from discontinued operations                                        --          (1.9)           --          (8.5)
                                                               -------------------------------------------------------
Net income (loss)                                                    $150.7        ($35.3)       $568.1        $305.0
                                                               -------------------------------------------------------
Net income (loss) applicable to common equity                        $148.8        ($37.6)       $560.6        $292.4
                                                               -------------------------------------------------------

EARNINGS PER COMMON SHARE
Primary average common and common equivalent shares             130,635,206   134,124,412   133,936,030   136,274,991
Primary income (loss) from continuing operations                      $1.14         ($.27)        $4.19         $2.21
Primary loss from discontinued operations                                --          (.01)           --          (.06)
                                                               -------------------------------------------------------
Primary net income (loss)                                             $1.14         ($.28)        $4.19         $2.15
                                                               -------------------------------------------------------
Fully diluted average common and common equivalent shares       134,204,414   134,124,412   138,148,158   140,128,566
Fully diluted income (loss) from continuing operations                $1.12         ($.27)        $4.11         $2.20
Fully diluted loss from discontinued operations                          --          (.01)           --          (.06)
                                                               -------------------------------------------------------
Fully diluted net income (loss)                                       $1.12         ($.28)        $4.11         $2.14
                                                               -------------------------------------------------------

First Bank System, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET

                                                      December 31   December 31
(In Millions)                                                1995          1994
--------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                    $1,837        $1,707
Federal funds sold                                             35           135
Securities purchased under agreements to resell               230           336
Trading account securities                                     86            77
Available-for-sale securities                               3,256         5,185
Loans                                                      26,400        24,556
   Less allowance for credit losses                           474           475
                                                      --------------------------
   Net loans                                               25,926        24,081
Bank premises and equipment                                   413           479
Interest receivable                                           197           198
Customers' liability on acceptances                           223           178
Other assets                                                1,671         1,752
                                                      --------------------------
          Total assets                                    $33,874       $34,128
                                                      ==========================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Noninterest-bearing                                     $6,357        $5,933
   Interest-bearing                                        16,157        18,323
                                                      --------------------------
          Total deposits                                   22,514        24,256
Federal funds purchased                                     2,000         1,630
Securities sold under agreements to repurchase                269           938
Other short-term funds borrowed                             2,116           658
Long-term debt                                              3,201         2,981
Acceptances outstanding                                       223           178
Other liabilities                                             826           875
                                                      --------------------------
          Total liabilities                                31,149        31,516

Shareholders' equity:
   Preferred stock                                            103           118
   Common stock                                               170           168
   Capital surplus                                            909           866
   Retained earnings                                        1,918         1,593
   Unrealized gain (loss) on securities, net of tax            23          (106)
   Treasury stock                                            (398)          (27)
                                                      --------------------------
          Total shareholders' equity                        2,725         2,612
                                                      --------------------------
          Total liabilities and shareholders' equity      $33,874       $34,128
                                                      ==========================

First Bank System, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

                                                                                     Three Months Ended
                                                    -----------------------------------------------------------------------------
(In Millions, Except Per-Share Data)                 December 31     September 30         June 30        March 31     December 31
(Unaudited)                                                 1995             1995            1995            1995            1994
---------------------------------------------------------------------------------------------------------------------------------
Interest Income
Loans                                                     $580.4           $573.8          $572.0          $547.2          $521.4
Securities:
   Taxable                                                  50.8             52.6            56.1            66.5            85.9
   Exempt from federal income taxes                          2.8              2.8             2.8             2.8             2.9
Other interest income                                        8.2              8.3             9.0             9.1             9.7
                                                    -----------------------------------------------------------------------------
       Total interest income                               642.2            637.5           639.9           625.6           619.9
Interest Expense
Deposits                                                   168.5            173.0           186.8           178.4           164.2
Federal funds purchased and repurchase agreements           30.5             24.8            31.9            30.9            36.6
Other short-term funds borrowed                             33.4             34.6            15.7             6.5             8.9
Long-term debt                                              49.5             48.0            46.0            46.5            43.6
                                                    -----------------------------------------------------------------------------
       Total interest expense                              281.9            280.4           280.4           262.3           253.3
                                                    -----------------------------------------------------------------------------
Net interest income                                        360.3            357.1           359.5           363.3           366.6
Provision for credit losses                                 31.0             31.0            27.0            26.0            44.0
                                                    -----------------------------------------------------------------------------
Net interest income after provision for
   credit losses                                           329.3            326.1           332.5           337.3           322.6
Noninterest Income
Credit card fees                                            61.7             62.7            56.7            51.6            50.3
Trust fees                                                  47.8             42.8            43.0            41.7            41.7
Service charges on deposit accounts                         30.4             30.9            30.3            32.1            30.7
Insurance commissions                                        5.9              7.5             7.0             6.3             7.8
Securities losses                                             --               --              --              --          (112.2)
Gain on sale of branches                                      --             31.0              --              --              --
Other                                                       51.5             41.6            52.7            47.9            43.1
                                                    -----------------------------------------------------------------------------
       Total noninterest income                            197.3            216.5           189.7           179.6            61.4
Noninterest Expense
Salaries                                                   111.1            108.0           109.8           112.1           116.5
Employee benefits                                           20.4             22.1            25.4            28.5            24.4
Net occupancy                                               24.3             24.3            24.3            25.7            25.0
Furniture and equipment                                     22.4             23.5            24.8            23.5            22.6
Amortization of goodwill and other intangible assets        14.9             13.9            14.2            14.1            13.8
FDIC insurance                                               5.6              2.8            13.8            13.6            14.4
Advertising                                                  8.1              8.4             9.2             6.3             8.5
Other personnel costs                                       12.5             11.0             9.8             7.6             8.6
Professional services                                       11.3              8.5            10.5             6.6            11.9
Data processing                                              4.9              4.2             4.4             4.3             5.6
Merger and integration                                        --               --              --              --            64.8
Merger-related severance                                      --               --              --              --            56.5
Other                                                       51.8             84.4            57.0            62.0            63.1
                                                    -----------------------------------------------------------------------------
       Total noninterest expense                           287.3            311.1           303.2           304.3           435.7
                                                    -----------------------------------------------------------------------------
Income (loss) from continuing operations
   before income taxes                                     239.3            231.5           219.0           212.6           (51.7)
Applicable income taxes (credit)                            88.6             85.8            81.1            78.8           (18.3)
                                                    -----------------------------------------------------------------------------
Income (loss) from continuing operations                   150.7            145.7           137.9           133.8           (33.4)
Loss from discontinued operations                             --               --              --              --            (1.9)
                                                    -----------------------------------------------------------------------------
Net income (loss)                                         $150.7           $145.7          $137.9          $133.8          ($35.3)
                                                    -----------------------------------------------------------------------------
Net income (loss) applicable to common equity             $148.8           $143.9          $136.0          $131.9          ($37.6)
                                                    -----------------------------------------------------------------------------
Earnings Per Common Share
Primary average common and common equivalent
   shares                                            130,635,206      133,648,942     135,855,386     135,545,733     134,124,412
Primary income (loss) from continuing operations           $1.14            $1.08           $1.00            $.97           ($.27)
Primary loss from discontinued operations                     --               --              --              --            (.01)
Primary net income (loss)                           -----------------------------------------------------------------------------
                                                           $1.14            $1.08           $1.00            $.97           ($.28)
                                                    -----------------------------------------------------------------------------
Fully diluted average common and common
   equivalent shares                                 134,204,414      137,623,189     139,508,911     139,604,166     134,124,412
Fully diluted income (loss) from continuing
   operations                                              $1.12            $1.06            $.99            $.96           ($.27)
Fully diluted loss from discontinued operations               --               --              --              --            (.01)
                                                    -----------------------------------------------------------------------------
Fully diluted net income (loss)                            $1.12            $1.06            $.99            $.96           ($.28)
                                                    -----------------------------------------------------------------------------

First Bank System, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEET



                                                       December 31   September 30      June 30    March 31   December 31
(In Millions)                                                 1995           1995         1995        1995          1994
------------------------------------------------------------------------------------------------------------------------
                                                                      (Unaudited)  (Unaudited) (Unaudited)
ASSETS
Cash and due from banks                                    $ 1,837        $ 1,586      $ 1,772     $ 1,598       $ 1,707
Federal funds sold                                              35             27           47          26           135
Securities purchased under agreements to resell                230            233          380         227           336
Trading account securities                                      86            164          202          90            77
Available-for-sale securities                                3,256          3,302        3,426       3,535         5,185
Loans                                                       26,400         25,877       25,699      25,215        24,556
   Less allowance for credit losses                            474            469          467         470           475
                                                     -------------------------------------------------------------------
   Net loans                                                25,926         25,408       25,232      24,745        24,081
Bank premises and equipment                                    413            410          438         475           479
Interest receivable                                            197            189          192         185           198
Customers' liability on acceptances                            223            165          165         189           178
Other assets                                                 1,671          1,474        1,602       1,642         1,752
                                                      ------------------------------------------------------------------
       Total assets                                        $33,874        $32,958      $33,456     $32,712       $34,128
                                                      ==================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
   Noninterest-bearing                                     $ 6,357        $ 5,779      $ 5,749     $ 5,346       $ 5,933
   Interest-bearing                                         16,157         16,116       17,100      18,131        18,323
                                                      ------------------------------------------------------------------
       Total deposits                                       22,514         21,895       22,849      23,477        24,256
Federal funds purchased                                      2,000          1,330        1,539       1,839         1,630
Securities sold under agreements to repurchase                 269            272          380         440           938
Other short-term funds borrowed                              2,116          2,554        2,085         275           658
Long-term debt                                               3,201          3,127        2,793       2,917         2,981
Acceptances outstanding                                        223            165          165         189           178
Other liabilities                                              826            879          828         818           875
       Total liabilities                              ------------------------------------------------------------------
                                                            31,149         30,222       30,639      29,955        31,516
Shareholders' equity:
   Preferred stock                                             103            105          106         106           118
   Common stock                                                170            169          169         169           168
   Capital surplus                                             909            900          898         868           866
   Retained earnings                                         1,918          1,837        1,746       1,671         1,593
   Unrealized gain (loss) on securities, net of tax             23             (3)         (11)        (57)         (106)
   Treasury stock                                             (398)          (272)         (91)         --           (27)
                                                      ------------------------------------------------------------------
       Total shareholders' equity                            2,725          2,736        2,817       2,757         2,612
                                                      ------------------------------------------------------------------
       Total liabilities and shareholders' equity          $33,874        $32,958      $33,456     $32,712       $34,128
                                                      ==================================================================

First Bank System, Inc. and Subsidiaries
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEET


(In Millions)                                          December 31    September 30    June 30    March 31    December 31
(Unaudited)                                                   1995            1995       1995        1995           1994
------------------------------------------------------------------------------------------------------------------------
ASSETS
Securities:
  U.S. Treasury                                               $922            $919       $988      $1,065         $1,253
  Mortgage-backed securities                                 1,752           1,831      1,920       2,464          3,547
  State & political subdivisions                               177             173        177         175            182
  U.S. agencies and other                                      426             433        488         551            652
------------------------------------------------------------------------------------------------------------------------
Total securities                                             3,277           3,356      3,573       4,255          5,634
Unrealized gain (loss) on available-for-sale securities         18             (13)       (50)       (138)          (160)
------------------------------------------------------------------------------------------------------------------------
Net securities                                               3,295           3,343      3,523       4,117          5,474
Trading account securities                                     108              87         93          82             97
Federal funds sold and resale agreements                       253             263        293         311            359
Loans:
  Commercial:
    Commercial                                               8,291           8,091      8,166       7,496          7,209
    Financial institutions                                     915             814        642         724            832
    Real Estate:
      Commercial mortgage                                    2,615           2,406      2,428       2,444          2,480
      Construction                                             370             340        363         357            311
------------------------------------------------------------------------------------------------------------------------
      Total commercial                                      12,191          11,651     11,599      11,021         10,832
  Consumer:
      Residential mortgage                                   4,710           4,841      5,003       5,069          5,118
      Residential mortgage held for sale                       316             358        210         174            234
      Home equity and second mortgage                        2,764           2,679      2,587       2,445          2,433
      Credit card                                            2,428           2,347      2,292       2,294          2,264
      Other                                                  3,613           3,660      3,673       3,589          3,439
------------------------------------------------------------------------------------------------------------------------
      Total consumer                                        13,831          13,885     13,765      13,571         13,488
------------------------------------------------------------------------------------------------------------------------
      Total loans                                           26,022          25,536     25,364      24,592         24,320
  Allowance for credit losses                                  472             469        473         478            484
------------------------------------------------------------------------------------------------------------------------
      Net loans                                             25,550          25,067     24,891      24,114         23,836
  Other earning assets                                         244             238        236         226            272
------------------------------------------------------------------------------------------------------------------------
        Total earning assets*                               29,904          29,480     29,559      29,466         30,682
Cash and due from banks                                      1,613           1,659      1,709       1,677          1,827
Other assets                                                 2,097           2,111      2,160       2,175          2,166
------------------------------------------------------------------------------------------------------------------------
        Total assets                                       $33,160         $32,768    $32,905     $32,702        $34,031
========================================================================================================================
LIABILITIES AND SHAREHOLDERS' EQUITY

    Noninterest-bearing deposits                            $5,799          $5,591     $5,435      $5,511         $6,028
    Interest-bearing deposits:
      Interest checking                                      2,753           2,728      2,854       2,967          2,879
      Money market accounts                                  3,891           3,871      3,928       3,739          3,847
      Other savings accounts                                 1,590           1,633      1,697       1,933          2,208
      Savings certificates                                   6,986           7,256      8,107       8,347          7,816
      Certificates over $100,000                               976           1,028      1,160       1,078          1,298
------------------------------------------------------------------------------------------------------------------------
        Total interest-bearing deposits                     16,196          16,516     17,746      18,064         18,048
Short-term borrowings                                        4,198           3,928      3,077       2,535          3,390
Long-term debt                                               3,146           2,892      2,876       2,935          2,872
------------------------------------------------------------------------------------------------------------------------
        Total interest-bearing liabilities                  23,540          23,336     23,699      23,534         24,310
Other liabilities                                            1,077           1,043        995       1,020            930
Preferred equity                                               104             105        106         106            118
Common equity                                                2,629           2,701      2,701       2,623          2,744
Unrealized gain (loss) on AFS securities, net of taxes          11              (8)       (31)        (92)           (99)
------------------------------------------------------------------------------------------------------------------------
        Total liabilities and shareholders' equity         $33,160         $32,768    $32,905     $32,702        $34,031
========================================================================================================================

* Before deducting the allowance for credit losses and excluding the unrealized gain or loss on available-for-sale securities.

First Bank System, Inc. and Subsidiaries
CONSOLIDATED DAILY AVERAGE BALANCE SHEET AND RELATED YIELDS AND RATES

                                                              1995                         1994
                                                   -----------------------------------------------------------  % Change
For the Three Months Ended December 31                                  Interest                     Interest    Average
                                                                         Yields                       Yields     Balance
(In Millions)                                                              and                         and       Increase
(Unaudited)                                          Balance   Interest   Rates    Balance  Interest  Rates     (Decrease)
-------------------------------------------------------------------------------------------------------------------------
Assets

  U.S. Treasury                                         $922     $14.6     6.28%    $1,253   $16.9     5.35%      (26.4)%
  Mortgage-backed securities                           1,752      29.7     6.73      3,547    59.1     6.61       (50.6)
  State & political subdivisions                         177       4.7    10.53        182     4.9    10.68        (2.7)
  U.S. agencies and other                                426       6.1     5.68        652     9.4     5.72       (34.7)
                                                   -------------------            -----------------
    Total securities                                   3,277      55.1     6.67      5,634    90.3     6.36       (41.8)
    Unrealized gain (loss) on available-for-sale
       securities                                         18                          (160)
                                                   ---------                      --------
       Net securities                                  3,295                         5,474
Trading account securities                               108       1.5     5.51         97     1.2     4.91        11.3
Federal funds sold and resale agreements                 253       3.4     5.33        359     4.6     5.08       (29.5)
Loans:
  Commercial:
    Commercial                                         8,291     172.5     8.25      7,209   144.4     7.95        15.0
    Financial institutions                               915       9.5     4.12        832     7.0     3.34        10.0
    Real estate:
       Commercial mortgage                             2,615      59.6     9.04      2,480    54.0     8.64         5.4
       Construction                                      370       8.7     9.33        311     6.8     8.67        19.0
                                                   -------------------            ----------------
         Total commercial                             12,191     250.3     8.15     10,832   212.2     7.77        12.5
  Consumer:
    Residential mortgage                               4,710      90.0     7.58      5,118    91.6     7.10        (8.0)
    Residential mortgage held for sale                   316       6.0     7.53        234     4.5     7.63        35.0
    Home equity and second mortgage                    2,764      67.8     9.73      2,433    55.6     9.07        13.6
    Credit card                                        2,428      73.6    12.03      2,264    69.2    12.13         7.2
    Other                                              3,613      94.5    10.38      3,439    90.4    10.43         5.1
                                                   -------------------            ----------------
         Total consumer                               13,831     331.9     9.52     13,488   311.3     9.16         2.5
                                                   -------------------            ----------------
         Total loans                                  26,022     582.2     8.88     24,320   523.5     8.54         7.0
  Allowance for credit losses                            472                           484                         (2.5)
                                                   ---------                      --------
    Net loans                                         25,550                        23,836                          7.2
Other earning assets                                     244       3.4     5.53        272     3.9     5.69       (10.3)
                                                   -------------------            ----------------
         Total earning assets*                        29,904     645.6     8.57     30,682   623.5     8.06        (2.5)
Cash and due from banks                                1,613                         1,827                        (11.7)
Other assets                                           2,097                         2,166                         (3.2)
                                                   ---------                      --------
         Total assets                                $33,160                       $34,031                         (2.6)%
                                                   =========                      ========
Liabilities and Shareholders' Equity
Noninterest-bearing deposits                          $5,799                        $6,028                         (3.8)%
Interest-bearing deposits:
  Interest checking                                    2,753      10.2     1.47      2,879    11.1     1.53        (4.4)
  Money market accounts                                3,891      36.6     3.73      3,847    31.1     3.21         1.1
  Other savings accounts                               1,590       9.4     2.35      2,208    13.5     2.43       (28.0)
  Savings certificates                                 6,986      96.2     5.46      7,816    89.4     4.54       (10.6)
  Certificates over $100,000                             976      16.1     6.54      1,298    19.1     5.84       (24.8)
                                                   -------------------            ----------------
         Total interest-bearing deposits              16,196     168.5     4.13     18,048   164.2     3.61       (10.3)
Short-term borrowings                                  4,198      63.9     6.04      3,390    45.5     5.32        23.8
Long-term debt                                         3,146      49.5     6.24      2,872    43.6     6.02         9.5
                                                   -------------------            ----------------
         Total interest-bearing liabilities           23,540     281.9     4.75     24,310   253.3     4.13        (3.2)
Other liabilities                                      1,077                           930                         15.8
Preferred equity                                         104                           118                        (11.9)
Common equity                                          2,629                         2,744                         (4.2)
Unrealized gain (loss) on available-for-sale
  securities, net of taxes                                11                           (99)                      (111.1)
                                                   ---------                     ---------
         Total liabilities and shareholders'
           equity                                    $33,160                       $34,031                         (2.6)%
                                                   =========                     =========
Net interest income                                             $363.7                      $370.2
                                                               =======                     =======
Gross interest margin                                                      3.82%                       3.93%
                                                                        -------                     -------
Gross interest margin without taxable-equivalent increments                3.77%                       3.89%
                                                                        -------                     -------
Net interest margin                                                        4.83%                       4.79%
                                                                        -------                     -------
Net interest margin without taxable-equivalent increments                  4.78%                       4.74%
                                                                        -------                     -------

Interest and rates are presented on a fully taxable-equivalent basis under a tax rate of 35 percent.
Interest income and rates on loans include loan fees. Nonaccrual loans are included in average loan balances.
* Before deducting the allowance for credit losses and excluding the unrealized gain (loss) on available-for-sale securities.

First Bank System, Inc. and Subsidiaries
CONSOLIDATED DAILY AVERAGE BALANCE SHEET AND RELATED YIELDS AND RATES

                                                         1995                      1994
                                             -----------------------------------------------------------  % Change
For the Year Ended December 31                                    Interest                      Interest   Average
                                                                   Yields                        Yields    Balance
(In Millions)                                                       and                            and     Increase
(Unaudited)                                   Balance   Interest   Rates     Balance   Interest   Rates   (Decrease)
--------------------------------------------------------------------------------------------------------------------
ASSETS
Securities:
  U.S. Treasury                               $   973   $   60.6    6.23%    $ 1,574   $   82.8    5.26%      (38.2)%
  Mortgage-backed securities                    1,989      135.5    6.81       3,288      208.7    6.35       (39.5)
  State & political subdivisions                  176       18.6   10.57         188       20.0   10.64        (6.4)
  U.S. agencies and other                         474       28.3    5.97         619       34.4    5.56       (23.4)
                                              ------------------             ------------------
    Total securities                             3,612     243.0    6.73       5,669      345.9    6.10       (36.3)
    Unrealized loss on available-for-sale
     securities                                    (45)                          (69)
                                              --------                       -------
      Net securities                             3,567                         5,600
Trading account securities                          92       5.0    5.43          73        3.4    4.66        26.0
Federal funds sold and resale agreements           280      16.2    5.79         405       16.5    4.07       (30.9)
Loans:
  Commercial:
    Commercial                                   8,013     687.8    8.58       6,832      506.6    7.42        17.3
    Financial institutions                         774      31.7    4.10       1,146       30.1    2.63       (32.5)
    Real estate:
      Commercial mortgage                        2,474     223.4    9.03       2,365      202.2    8.55         4.6
      Construction                                 358      33.7    9.41         268       21.4    7.99        33.6
                                              ------------------             ------------------
     Total commercial                           11,619     976.6    8.41      10,611      760.3    7.17         9.5
  Consumer:
    Residential mortgage                         4,904     371.9    7.58       5,345      385.6    7.21        (8.3)
    Residential mortgage held for sale             265      20.3    7.66         387       27.4    7.08       (31.5)
    Home equity and second mortgage              2,620     253.5    9.68       2,223      193.2    8.69        17.9
    Credit card                                  2,341     290.5   12.41       2,054      248.9   12.12        14.0
    Other                                        3,634     368.5   10.14       3,243      308.3    9.51        12.1
                                              ------------------             ------------------
    Total consumer                              13,764   1,304.7    9.48      13,252    1,163.4    8.78         3.9
                                              ------------------             ------------------
    Total loans                                 25,383   2,281.3    8.99      23,863    1,923.7    8.06         6.4
  Allowance for credit losses                      473                           486                           (2.7)
                                              --------                       -------
   Net loans                                    24,910                        23,377                            6.6
Other earning assets                               236      13.5    5.72         255       13.7    5.37        (7.5)
                                              ------------------             ------------------
    Total earning assets*                       29,603   2,559.0    8.64      30,265    2,303.2    7.61        (2.2)
Cash and due from banks                          1,664                         1,749                           (4.9)
Other assets                                     2,137                         2,086                            2.4
                                              --------                       -------
    Total assets                               $32,886                       $33,545                           (2.0)%
                                              ========                       =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits                    $5,584                        $6,310                          (11.5)%
Interest-bearing deposits:
  Interest checking                              2,825      44.5    1.58       2,940       44.4    1.51        (3.9)
  Money market accounts                          3,858     145.3    3.77       4,035      110.2    2.73        (4.4)
  Other savings accounts                         1,712      42.1    2.46       2,245       49.5    2.20       (23.7)
  Savings certificates                           7,669     404.8    5.28       7,750      315.4    4.07        (1.0)
  Certificates over $100,000                     1,060      70.0    6.60       1,381       77.8    5.63       (23.2)
                                              ------------------             ------------------
    Total interest-bearing deposits             17,124     706.7    4.13      18,351      597.3    3.25        (6.7)
Short-term borrowings                            3,440     208.3    6.06       2,658      123.5    4.65        29.4
Long-term debt                                   2,963     190.0    6.41       2,609      147.9    5.67        13.6
                                              ------------------             ------------------
    Total interest-bearing liabilities          23,527   1,105.0    4.70      23,618      868.7    3.68        (0.4)
Other liabilities                                1,036                           871                           18.9
Preferred equity                                   105                           143                          (26.6)
Common equity                                    2,664                         2,646                            0.7
Unrealized loss on available-for-sale
 securities, net of taxes                          (30)                          (43)                         (30.2)
                                              --------                       -------
  Total liabilities and shareholders' equity   $32,886                       $33,545                           (2.0)%
                                              ========                       =======
Net interest income                                     $1,454.0                       $1,434.5
                                                        ========                       ========

Gross interest margin                                               3.94%                          3.93%
                                                                   =====                          =====
Gross interest margin without taxable-equivalent increments         3.90%                          3.88%
                                                                   =====                          =====
Net interest margin                                                 4.91%                          4.74%
                                                                   =====                          =====
Net interest margin without taxable-equivalent increments           4.87%                          4.69%
                                                                   =====                          =====

Interest and rates are presented on a fully taxable-equivalent basis under a tax rate of 35 percent.
Interest income and rates on loans include loan fees.  Nonaccrual loans are included in average loan balances.
* Before deducting the allowance for credit losses and excluding the unrealized loss on available-for-sale securities.


First Bank System, Inc. and Subsidiaries
Loan Portfolio

                                     December 31, 1995   September 30, 1995   June 30, 1995    March 31, 1995     December 31, 1994
                                   ------------------------------------------------------------------------------------------------
                                             Percent              Percent           Percent           Percent               Percent
(Dollars in Millions)                Amount  of Total    Amount  of Total   Amount  of Total   Amount  of Total     Amount  of Total
                                   ------------------------------------------------------------------------------------------------
                                                          (Unaudited)        (Unaudited)         (Unaudited)
  Commercial:
    Commercial                      $ 8,271   31.3%    $ 8,311    32.1%   $ 8,274     32.2%   $ 8,178    32.4%    $ 7,285     29.7%
    Financial institutions            1,060    4.0         851     3.3        748      2.9        559     2.2         787      3.2
    Real estate:
       Commercial mortgage            2,784   10.6       2,476     9.6      2,414      9.4      2,461     9.8       2,454     10.0
       Construction                     403    1.5         356     1.4        331      1.3        374     1.5         330      1.3
                                   -----------------------------------------------------------------------------------------------
         Total commercial            12,518   47.4      11,994    46.4     11,767     45.8     11,572    45.9      10,856     44.2

  Consumer:
    Residential mortgage              4,655   17.6       4,772    18.4      4,940     19.2      5,060    20.1       5,098     20.8
    Residential mortgage held
      for sale                          257    1.0         357     1.4        311      1.2        180     0.7         197      0.8
    Home equity and second
      mortgage                        2,805   10.6       2,704    10.4      2,666     10.4      2,505     9.9       2,453     10.0
    Credit card                       2,586    9.8       2,397     9.3      2,321      9.0      2,248     8.9       2,409      9.8
    Automobile                        1,821    6.9       1,867     7.2      1,884      7.3      1,837     7.3       1,770      7.2
    Revolving credit                    757    2.9         742     2.9        747      2.9        737     2.9         725      2.9
    Installment                         607    2.3         644     2.5        686      2.7        699     2.8         712      2.9
    Student                             394    1.5         400     1.5        377      1.5        377     1.5         336      1.4
                                   -----------------------------------------------------------------------------------------------
         Total consumer              13,882   52.6      13,883    53.6     13,932     54.2     13,643    54.1      13,700     55.8
                                   -----------------------------------------------------------------------------------------------
         Total loans                $26,400  100.0%    $25,877   100.0%   $25,699    100.0%   $25,215   100.0%    $24,556    100.0%
                                   ================================================================================================


First Bank System, Inc. and Subsidiaries
SUPPLEMENTAL FINANCIAL DATA
(Dollars in Millions, Except Per Share Data)
(Unaudited)


                                                       December 31    September 30        June 30       March 31    December 31
                                                              1995            1995           1995           1995           1994
                                                       -----------    ------------    -----------    -----------    -----------

Ending Common Shares Outstanding                       127,334,568     129,429,363    133,419,566    135,421,355    133,832,409

Book Value per Common Share                                 $20.59          $20.33         $20.33         $19.58         $18.63


Intangibles:
Goodwill                                                     $ 438           $ 412          $ 416          $ 426          $ 411
Mortgage Servicing Rights                                       40              40             44             42             47
Other Intangibles                                              298             177            184            194            194
                                                       ------------------------------------------------------------------------
     Total Intangibles                                       $ 776           $ 629          $ 644          $ 662          $ 652



                                                                                  Three Months Ended
                                                       ------------------------------------------------------------------------
                                                       December 31    September 30        June 30       March 31    December 31
                                                              1995            1995           1995           1995           1994
                                                       -----------    ------------    -----------    -----------    -----------

Net Interest Income *                                       $363.7          $360.5         $363.0         $366.8         $370.2

Net Interest Margin *                                         4.83%           4.85%          4.93%          5.05%          4.79%

Efficiency Ratio **                                           51.2%           53.9%          54.9%          55.7%          57.3%

Interest Yield on Average Loans                               8.88%           8.95%          9.08%          9.06%          8.54%

Rate Paid on Average Interest Bearing Liabilities             4.75%           4.77%          4.75%          4.52%          4.13%

Return on Average Assets ***                                  1.80%           1.76%          1.68%          1.66%          1.43%

Return on Average Common Equity ***                           22.4%           21.2%          20.4%          21.1%          18.0%

Preferred Dividends                                         $  1.9          $  1.8         $  1.9         $  1.9         $  2.3

Gross Charge-offs                                           $ 50.9          $ 52.7         $ 53.8         $ 51.7         $ 67.1

Gross Recoveries                                            $ 21.9          $ 22.7         $ 23.9         $ 19.6         $ 20.0

Average Full-Time Equivalent Employees                      12,918          12,894         13,237         13,874         14,588

*   On a taxable-equivalent basis
**  Excluding merger-related charges
*** From continuing operations, excluding merger-related items